SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 2, 2010
ViaSat, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-21767	33-0174996
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)
6155 El Camino Real
Carlsbad, California 92009
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (760) 476-2200
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
     On October 22, 2009, ViaSat, Inc. (“ViaSat”) issued $275.0 million in aggregate principal amount of 8.875% senior notes due 2016 (the “Notes”), which are guaranteed on a senior unsecured basis (collectively, the “Guarantees”) by certain subsidiary guarantors of ViaSat (the “Guarantors”). In connection with the issuance of the Notes, ViaSat and the Guarantors agreed to use their commercially reasonable efforts to cause to be filed with the Securities and Exchange Commission (the “SEC”) a registration statement with respect to an offer to exchange the Notes and the Guarantees for senior notes and guarantees identical in all material respects to the Notes and the Guarantees (subject to limited exceptions). In anticipation of filing a registration statement on Form S-4 with the SEC for such exchange offer, ViaSat is hereby filing consolidated financial statements of ViaSat which reflect the effects of the adoption of the authoritative guidance for noncontrolling interests (SFAS 160, “Noncontrolling Interests in Consolidated Financial Statements — an amendment of ARB No. 51” / ASC 810-10-65-1) and also include, in a footnote, certain condensed consolidating financial information for ViaSat and its subsidiaries.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit
Number	Description of Exhibit

23.1	Consent of PricewaterhouseCoopers LLP

99.1	Unaudited condensed consolidated financial statements of ViaSat as of January 1, 2010 and April 3, 2009 and for the nine months ended January 1, 2010 and January 2, 2009, and the notes related thereto.

99.2	Consolidated financial statements of ViaSat as of April 3, 2009 and March 28, 2008 and for the fiscal years ended April 3, 2009, March 28, 2008 and March 30, 2007, and the notes related thereto.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIASAT, INC.

Date: April 2, 2010	By:	/s/ Ronald G. Wangerin
	Name:	Ronald G. Wangerin
	Title:	Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit

23.1	Consent of PricewaterhouseCoopers LLP

99.1	Unaudited condensed consolidated financial statements of ViaSat as of January 1, 2010 and April 3, 2009 and for the nine months ended January 1, 2010 and January 2, 2009, and the notes related thereto.

99.2	Consolidated financial statements of ViaSat as of April 3, 2009 and March 28, 2008 and for the fiscal years ended April 3, 2009, March 28, 2008 and March 30, 2007, and the notes related thereto.